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                                                                   Exhibit 10.40

                                 AMENDMENT NO. 1
                                       TO
                              MANAGEMENT AGREEMENT

      This Amendment No. 1, dated as of December 22, 2000 (this "Amendment"), to the Management Agreement, dated as of May 31, 2000 (the "Existing Agreement"), by and among Mrs. Fields' Original Cookies, Inc. ("Mrs. Fields"), a Delaware corporation, TCBY Holding Company, Inc., a Delaware corporation ("Holding"), and TCBY Systems, LLC, a Delaware limited liability company ("Systems" and, together with Holding, "TCBY"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Existing Agreement.

                                 R E C I T A L S

      WHEREAS, the Parties desire to amend certain terms of the Existing Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendment.

      1.1 The Existing Agreement is hereby amended by deleting Section 5.5 and inserting the following in lieu thereof:

"5.5 Americana Sale Advisory Fee. For Services rendered and to be rendered to TCBY in connection with the planned sale of the stock or assets of Americana (the "Americana Sale"), Holding agrees to pay (solely from Americana Proceeds, as defined below), or cause Americana to pay, to Mrs. Fields a transaction advisory fee (the "Americana Sale Advisory Fee") of $2,500,000 in one or more installments (and taking into account for this purpose all such payments from and after the Effective Date of this Agreement) promptly upon cash in such amount being available for such purpose either from excess working capital of Americana ("Excess Americana Working Capital") or from proceeds of the Americana Sale after the payment of the Americana Mortgage (such proceeds, together with the Excess Americana Working Capital, the "Americana Proceeds"). Until such time as the Senior Debt and the Subordinated Notes shall be fully repaid
      (together with all interest and other amounts
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      owing), the Americana Sale Advisory Fee shall be a non-recourse obligation of Holding (with recourse limited solely to Americana Proceeds actually received and retained at such time by Holding), and shall in no event be an obligation of TCBY. No failure by Holding to pay or cause to be paid the Americana Sale Advisory Fee when due (including notwithstanding any receipt of Americana Proceeds by Holding) shall give Mrs. Fields the right to collect (by setoff or otherwise) or otherwise proceed against TCBY, or to terminate or setoff under this Agreement."

2.    Miscellaneous.

      2.1 This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      2.2 In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      2.3 Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      2.4 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      2.5 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        MRS. FIELDS' ORIGINAL COOKIES, INC.


                                        By: /s/ Michael Ward
                                           -------------------------------------
                                        Name: Michael Ward
                                        Title: Sr. V.P.


                                        TCBY HOLDING COMPANY, INC.

                                        By: /s/ Michael Ward
                                           -------------------------------------
                                        Name: Michael Ward
                                        Title: Sr. V.P.


                                        TCBY SYSTEMS, LLC

                                        By: /s/ Michael Ward
                                           -------------------------------------
                                        Name: Michael Ward
                                        Title: Sr. V.P.


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